Exhibit 99.1

Datalink Corporation (ticker: DTLK, exchange: Nasdaq) News Release – July 14, 2004

DATALINK CORPORATION REPORTS 2004 SECOND-QUARTER AND SIX-MONTH
OPERATING RESULTS

Revenue Grows 6% Sequentially Over Prior Quarter

Live Webcast of Conference Call at 9:30 AM Central Time today, July 14, 2004

MINNEAPOLIS – July 14, 2004 - Datalink Corporation (Nasdaq: DTLK), a leading independent information storage architect, reported that revenues for the quarter ended June 30, 2004, were $21.5 million compared to $26.4 million in the prior year.  The Company reported a net loss of $1.0 million, or $.10 per diluted share compared to a net loss of $186,000, or $.02 per diluted share in the year-ago second quarter.

Datalink’s second-quarter revenues and per-share loss were within the range of previous guidance, which forecasted revenues of $21 million to $25 million with a per share loss of $.06 to $.14 per share.

Greg Meland, Datalink’s CEO, commented, “On a sequential, quarter-over-quarter basis we grew revenues by 6 percent and narrowed our net loss by 44 percent. While our rate of growth has not generated the level of revenues necessary to produce profits, we are making meaningful progress. I am also encouraged by the recent strengthening in the industrial sector of the economy.”

Meland noted that Datalink’s second-quarter highlights include:

•                  Generating $2 million in revenues from a large financial services customer in conjunction with primary storage consolidation and a high availability/dual data center project;

•                  Began a multi-phase project which will ultimately exceed $4 million in revenues to help a Fortune 500 consumer products company design, install and support a centralized storage and data recovery solution. This solution will improve service level objectives for data protection and availability and drive consolidation of storage using SAN and NAS technologies at both corporate headquarters and field locations; and

•                  Continuing to attract new customer support customers including a significant contract for 24/7 storage software support from a customer who did not buy the original software license from Datalink, but recognized the unique expertise and service levels of Datalink’s customer support team.

Meland concluded, “As we continue to work diligently to return Datalink to profitability, we see clear opportunities for growth in our chosen markets. We will grow our business and ultimately reward our stakeholders with accelerated value by increasing sales and technical staff, delivering differentiated product, solution and services offerings, and leveraging strategic partnerships.”

Net losses do not include any tax benefit of the operating loss. Beginning in 2003, Datalink ceased recording tax benefit on operating losses. The tax benefit of the Company’s operating losses may be realized in the future when Datalink has taxable income. The October

2003 reorganization which resulted in the closing of several office locations impacts the comparability of prior year revenues and other operating results.

Outlook:

For the third quarter ending September 30, 2004, Datalink expects revenues to range from $20 to $24 million, with a net loss of $.08 to $.16 per diluted share. The net loss guidance does not include operating loss tax benefit.

Webcast

A live Webcast of the Datalink conference call to discuss operating results is scheduled for today, July 14, 2004 at 9:30 a.m. Central Time and can be heard via Datalink’s Website at www.datalink.com.

Datalink Corporation is an information storage architect. The Company analyzes, designs, implements, and supports information storage infrastructures that store, protect, and provide continuous access to information. Datalink’s specialized capabilities and solutions span storage area networks, network-attached storage, direct-attached storage, and IP-based storage, using industry-leading hardware, software, and technical services.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  This press release contains forward-looking statements, including our internal projections of anticipated third quarter 2004 operating results, which reflect our views regarding future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated.  The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which indicate future events and trends identify forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:  the level of continuing demand for storage, including the effects of current economic conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. The Company also cannot assure that its recent cost reduction initiatives and management changes will lead to profitability. Further, the Company’s revenues for any particular quarter are not necessarily reflected by the Company’s backlog of contracted orders.

# # #

Company contacts:

Investor Relations:		Analyst Contact:
Kim Payne		Dan Kinsella
Investor Relations Coordinator		Vice President Finance and Chief Financial Officer
Phone:	952-279-4794	Phone: 952-944-3462
Fax:	952-944-7869
e-mail: einvestor@datalink.com
web site: www.datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Net sales:
Products	$13,918	$18,601	$27,147	$34,868
Services	7,545	7,770	14,520	15,245
Total net sales	21,463	26,371	41,667	50,113

Cost of sales:
Cost of product sales	10,871	14,785	21,313	27,104
Cost of service sales	5,360	4,765	10,114	9,862
Total cost of sales	16,231	19,550	31,427	36,966
Gross profit	5,232	6,821	10,240	13,147
Operating expenses:
Sales and marketing	2,692	2,902	5,761	6,058
General and administrative	2,643	2,942	5,509	5,750
Engineering	942	972	1,810	1,998
Restructuring charges	(63)	—	(63)	—
Amortization of intangibles	65	215	130	430
	6,279	7,031	13,147	14,236
Loss from operations	(1,047)	(210)	(2,907)	(1,089)
Interest income, net	16	24	36	43
Loss before income taxes	(1,031)	(186)	(2,871)	(1,046)
Income tax benefit	—	—	—	—
Net loss	$(1,031)	$(186)	$(2,871)	$(1,046)

Net loss per share:
Basic	$(0.10)	$(0.02)	$(0.28)	$(0.10)
Diluted	$(0.10)	$(0.02)	$(0.28)	$(0.10)
Weighted average shares outstanding:
Basic	10,265	10,220	10,259	10,217
Diluted	10,265	10,220	10,259	10,217

DATALINK CORPORATION

BALANCE SHEETS

(In thousands)

	June 30, 2004	December 31, 2003
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$12,451	$12,565
Accounts receivable, net	7,526	8,541
Inventories	1,905	1,969
Deferred customer support contract costs	10,408	7,723
Inventories shipped but not installed	3,584	2,160
Other current assets	212	329
Total current assets	36,086	33,287
Property and equipment, net	3,674	4,500
Goodwill	5,500	5,500
Intangibles, net	355	485
Other assets	40	45
Total assets	$45,655	$43,817

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$10,046	$10,139
Accrued commissions	648	475
Accrued income taxes	105	72
Accrued sales and use tax	414	350
Accrued expenses, other	1,795	837
Deferred revenue from customer support contracts	13,452	9,926
Total current liabilities	26,460	21,799
Deferred rent	471	522
Total liabilities	26,931	22,321

Commitments and contingencies

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 10,272,234 and 10,241,963 shares issued and outstanding as of June 30, 2004 and December 31, 2003, respectively	10	10
Additional paid-in capital	26,256	26,158
Accumulated deficit	(7,542)	(4,672)
Total stockholders’ equity	18,724	21,496
Total liabilities and stockholders’ equity	$45,655	$43,817

DATALINK CORPORATION

STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2004	2003

Cash flows from operating activities:
Net loss	$(2,871)	$(1,046)
Adjustments to reconcile net loss to net cash provided by operating activities:

Provision for bad debts	18	30
Depreciation and amortization	1,009	1,003
Amortization of intangibles	130	430
Deferred rent	(51)	174
Loss on sale of assets	—	5
Stock compensation expense	17	68
Changes in operating assets and liabilities:
Accounts receivable	997	(3,541)
Inventories	(1,359)	2,827
Deferred customer support contract costs	(2,685)	(1,533)
Other current assets	117	107
Other assets	5	73
Accounts payable	(93)	(2,176)
Accrued expenses	1,195	532
Income taxes	33	—
Deferred revenue from customer support contracts	3,526	2,103
Net cash used in operating activities	(12)	(944)

Cash flows from investing activities:
Purchase of property and equipment	(183)	(454)
Net cash used in investing activities	(183)	(454)

Cash flows from financing activities:
Proceeds from issuance of common stock	81	25
Net cash provided by financing activities	81	25

Decrease in cash and cash equivalents	(114)	(1,373)
Cash and cash equivalents, beginning of period	12,565	10,334
Cash and cash equivalents, end of period	$12,451	$8,961